UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2018

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Science Applications International Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)
(703) 676-4300
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2018 (the “Appointment Date”), Science Applications International Corporation (the “Company”) announced that David M. Kerko and Katharina G. McFarland were appointed as members of the Board of Directors of the Company (the “Board”) for an initial term beginning upon the closing (the “Closing”) of the Company’s acquisition of Engility Holdings, Inc. (“Engility”), and expiring at the Company’s 2019 annual meeting of stockholders. In connection with the appointment of Mr. Kerko and Ms. McFarland to the Board, the Company increased the size of the Board from nine to eleven members.
Neither Mr. Kerko nor Ms. McFarland have been appointed to serve on any committee of the Board and the committees on which Mr. Kerko and Ms. McFarland are expected to serve have not been determined as of the Appointment Date. The Board expects to determine the committees to which Mr. Kerko and Ms. McFarland will be appointed at a later date.
Mr. Kerko has served on the board of directors of Engility since February 2015. He also has served as a consultant to KKR & Co. L.P. (“KKR”) since February 2015. Mr. Kerko was a director of Total Administrative Services Corporation (TASC) from 2009 until February 2015, and until February 2015, Mr. Kerko was an executive of KKR. Mr. Kerko joined KKR in 1998 and is a former member of the Technology industry team within KKR’s Private Equity platform.
Ms. McFarland has served on the board of directors of Engility since June 2017. She served as the Assistant Secretary of Defense for Acquisition from May 2012 to June 2017. During the same period, Ms. McFarland was also appointed Acting Assistant Secretary of the Army for Acquisitions, Logistics & Technology and Army Acquisition Executive. Prior to her governmental appointments, Ms. McFarland served as President of the Defense Acquisition University from November 2010 to May 2012.
In connection with their service on the Board, Mr. Kerko and Ms. McFarland will be entitled to receive the standard annual cash and equity compensation paid to all directors of the Company beginning in calendar year 2019 and to participate in the Company’s Deferred Compensation Plan, which allows directors to defer 100% of the cash retainer and meeting fees they receive in connection with their service as a director.
A copy of the press release announcing the appointment of Mr. Kerko and Ms. McFarland to the Board is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated December 4, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 4, 2018
Science Applications International Corporation

By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary